EXHIBIT 10.6

EIGHTH AMENDMENT TO LEASE AGREEMENT

This EIGHTH AMENDMENT TO LEASE AGREEMENT (“this Eighth Amendment”) is dated as of September 8, 2015 (“Effective Date”), by and between ARE-708 QUINCE ORCHARD, LLC, a Delaware limited liability company, having an address at 385 E. Colorado Blvd., Suite 299, Pasadena, California 91101 (“Landlord”), and OPGEN, INC., a Delaware corporation, having an address at Suite 220, 708 Quince Orchard Road, Gaithersburg, Maryland 20878 (“Tenant”).

RECITALS

A. Landlord and Tenant have entered into that certain Lease Agreement (“Original Lease”) dated as of June 30, 2008, as amended by a First Amendment to Lease dated as of April 4, 2011 (“First Amendment”), a Second Amendment to Lease Agreement dated as of August 15, 2012 (“Second Amendment”), a Third Amendment to Lease Agreement dated as of December 30, 2013 (“Third Amendment”), a Fourth Amendment to Lease Agreement dated as of March 21, 2014 (“Fourth Amendment”), a Fifth Amendment to Lease Agreement dated as of March 20, 2015 (“Fifth Amendment”), a Sixth Amendment to Lease Agreement (And Amendment to Reimbursement Agreement) dated as of April 30, 2015 (“Sixth Amendment”), and a Seventh Amendment to Lease Agreement dated as of June 30, 2015 (“Seventh Amendment”; the Original Lease, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, and the Seventh Amendment are hereinafter collectively referred to as the “Lease”), wherein Landlord leased to Tenant certain premises located on the first and second floors of the building located at 708 Quince Orchard Road, Gaithersburg, Maryland 20878, as more particularly described in the Lease.

B. Landlord and Tenant desire to amend the Lease, among other things, to provide an additional tenant improvement allowance to Tenant in an amount not to exceed $65,000 (“2015 TI Allowance”) and to set forth the terms for Tenant’s repayment of the 2015 TI Allowance to Landlord.

AGREEMENT

Now, therefore, the parties hereto agree that the Lease is amended as follows:

1.            2015 TI Allowance. Landlord shall provide the 2015 TI Allowance to Tenant, which amount Tenant shall use as set forth in this Eighth Amendment. Landlord’s obligations with respect to the 2015 TI Allowance shall cease upon disbursement in full of the 2015 TI Allowance to or on behalf of Tenant. The 2015 TI Allowance shall be used to reimburse Tenant only for modifications of or improvements to the Premises of a fixed and permanent nature desired by Tenant previously approved by Landlord (“Tenant Improvements”) but shall not be used to purchase any furniture, personal property, or other non-Building Systems materials or equipment. Tenant shall have no right to the use or benefit (including any reduction to Base Rent) of any portion of the 2015 TI Allowance not required for the Tenant Improvements. As of the Effective Date, Tenant is in the process of constructing the Tenant Improvements in accordance with the terms and conditions of the Lease. Upon submission by Tenant to Landlord of a single request for payment (“Payment Request”) containing written evidence (including invoices and receipts) of the expenses incurred by Tenant with respect to the Tenant Improvements, Landlord shall promptly reimburse Tenant for such expenses from the 2015 TI Allowance, but only to the extent of the funds are available therefrom. Tenant shall submit such Payment Request not later than the first anniversary of the Effective Date. Landlord shall have no obligation to so reimburse Tenant for the expenses incurred by Tenant in connection with the Tenant Improvements if Tenant submits such Payment Request after the first anniversary of the Effective Date.

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2.            Repayment of 2015 TI Allowance. Base Rent shall be increased as of the date on which Landlord reimburses Tenant pursuant to the Payment Request (such increase to be calculated based on the amount of the 2015 TI Allowance used by Tenant and as set forth in the Payment Request, such amount to be amortized over the remaining portion of the Second Extension Term based on an interest rate of 9% per annum; the resulting amount so amortized shall be added to the monthly installments of Base Rent).

3.            Amended Definition of “Termination Fee.” As of the Effective Date, the definition of “Termination Fee” set forth in the second sentence of Section 43(c) is hereby deleted and replaced with the following sentence:

For purposes of this Section, “Termination Fee” means an amount equal to the unamortized amounts of (i) 2015 Landlord’s Work (as defined in the Fifth Amendment) and 2015 Expansion Premises Work (as defined in the Seventh Amendment), (ii) the leasing commissions paid by Landlord in connection with the Fifth Amendment and Seventh Amendment, (iii) the Rental Abatement (as defined in the Fifth Amendment), and (iv) the 2015 TI Allowance (as defined in the Eighth Amendment).

4.	Miscellaneous.

a.    Terms used in this Eighth Amendment and not otherwise defined shall have the meanings ascribed to them in the Lease.

b.    This Eighth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Eighth Amendment may be amended only by an agreement in writing, signed by the parties hereto.

c.    This Eighth Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, members, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

d.    This Eighth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Eighth Amendment attached thereto.

Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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e.    Except as amended and/or modified by this Eighth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Eighth Amendment. In the event of any conflict between the provisions of this Eighth Amendment and the provisions of the Lease, the provisions of this Eighth Amendment shall prevail. Regardless of whether specifically amended by this Eighth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Eighth Amendment.

[Signatures on Next Page]

Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amendment under seal as of the day and year first above written.

TENANT:

OPGEN, INC.,
a Delaware corporation

By:	/s/ Timothy C. Dec		(SEAL)
Name: Timothy C. Dec
Title: Chief Financial Officer

LANDLORD:

ARE-708 QUINCE ORCHARD, LLC,
a Delaware limited liability company

By:	ARE-GP 708 Quince Orchard QRS CORP.,
a Maryland corporation,
managing member

	By:	/s/ Jennifer Banks	(SEAL)
Name: Jennifer Banks
Title: EVP, General Counsel

Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.